UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On September 30, 2014, Dr. Garry Rogerson resigned from his positions as Chief Executive Officer and Director of Advanced Energy Industries, Inc. (the “Company”), effective as of the end of business on September 30, 2014 in accordance with his Executive Transition and Separation Agreement dated May 31, 2014, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 2, 2014.
(c) On September 30, 2014, the Company announced the promotion and appointment of Yuval Wasserman, age 59, as the Company’s Chief Executive Officer and as a Director of the Company, both effective October 1, 2014. Mr. Wasserman joined the Company in August 2007 as Senior Vice President, Sales, Marketing and Service. In October 2007 he was promoted to Executive Vice President, Sales, Marketing and Service. In April 2009 he was promoted to Executive Vice President and Chief Operating Officer of the Company and then in August 2011 he was promoted to President of the Thin Films Business Unit. Mr. Wasserman also serves on the board of directors of Syncroness, Inc., an outsourced engineering and product development company. Mr. Wasserman received a Bachelor of Science in Chemical Engineering from the Ben-Gurion University in Be'er Sheva, Israel.
The Company issued a press release on September 30, 2014, announcing the appointment of Mr. Wasserman as the Company’s President & Chief Executive Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.
Offer Letter to Mr. Yuval Wasserman

On September 28, 2014, the Company and Yuval Wasserman executed an offer letter (the “Offer Letter”), pursuant to which Mr. Wasserman was promoted to and accepted the Company’s offer to become the President & Chief Executive Officer of the Company. Mr. Wasserman will commence his new position with the Company on October 1, 2014. Pursuant to the Offer Letter, Mr. Wasserman will receive an annual base salary of $600,000. In addition to the above base salary, Mr. Wasserman is eligible for discretionary short- and long-term incentive compensation in accordance with the Company’s policies and applicable plans. The Company’s Short Term Incentive Plan (“STIP”) is an annual cash incentive plan with performance metrics set each year. Prior to his promotion, Mr. Wasserman participated in the STIP based on his position as President of the Thin Films Business Unit; and from this promotion date through the end of 2014, Mr. Wasserman shall participate in the STIP based on his position as Chief Executive Officer. Cash incentives will be paid to Mr. Wasserman under the STIP only if performance metrics related to revenue, non-GAAP operating income and cash in 2014, as previously established by the Board of Directors, are met. A threshold level of achievement for corporate non-GAAP operating income for the fiscal year must be met in order to trigger any payout of the revenue and non-GAAP operating income portions of the STIP. If the performance metrics in 2014 are not met, but the Company or the business unit, as the case may be, meets a specified minimum threshold of cash flow for the fiscal year, the terms of the STIP provide for an award of up to 40% of the pre-established target bonus to each participant, based on the formula set forth in the STIP. The pre-established target bonus under the STIP for Mr. Wasserman in his capacity as President of the Thin Films Business Unit is 75% of his base salary, and in his capacity as Chief Executive Officer is equal to 100% of his base salary. If the Company exceeds the performance metrics in 2014, a cash bonus greater than the target amount may become payable to Mr. Wasserman, up to a maximum of 200% of the target bonus. Any payout to Mr. Wasserman in respect of 2014 performance shall be based on his base salary as Chief Executive Officer. Pursuant to the Offer Letter, Mr. Wasserman will be granted options on October 1, 2014 to purchase common stock that have an estimated grant date value of $500,000 with a 3-year vesting period (1/3rd vests every year).
The exercise price for such options is equal to the fair market value of the underlying stock on the date of grant, as determined under the Company’s 2008 Omnibus Incentive Plan. The options are subject to the terms of the Company’s 2008 Omnibus Incentive Plan.
Mr. Wasserman will continue to receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans, as applicable. In connection with his relocation to the Company’s headquarters in Fort Collins, Colorado, Mr. Wasserman will be reimbursed for customary out-of-pocket expenses he incurs, on the terms and subject to the conditions of the Company’s relocation policy.
The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by this reference.

Change in Control Agreement with Mr. Wasserman

On September 30, 2014, the Company entered into an Executive Change in Control Agreement with Mr. Wasserman (the “CIC Agreement”), which became effective upon Mr. Wasserman commencing his service as President & Chief Executive Officer of the Company on October 1, 2014. Mr. Wasserman’s prior Executive Change in Control Agreement dated March 29, 2008, as amended on March 4, 2013, was terminated and replaced by the CIC Agreement. The CIC Agreement provides Mr. Wasserman with severance payments and certain benefits in the event of his Involuntary Termination. An “Involuntary Termination” will be deemed to have occurred if Mr. Wasserman’s employment is terminated at the time of or following a Change in Control (as defined in the CIC Agreement) before the end of the CIC Period (as defined in the CIC Agreement) (i) by the Company without Cause (as defined in the CIC Agreement) or (ii) by Mr. Wasserman for Good Reason (as defined in the CIC Agreement). Any amounts payable to Mr. Wasserman pursuant to the CIC Agreement, except for any Accrued Compensation (as defined in the CIC Agreement), will be contingent on Mr. Wasserman provision to the Company of a release of claims.

In the event of termination of Mr. Wasserman’s employment under circumstances constituting an Involuntary Termination, he will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to (i) 2 times his then current annual base salary plus (ii) his target bonus for the year in which the termination is effected, (c) continuation of benefits for 18 months following the period for revocation of the release, unless Mr. Wasserman commences employment with another employer, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf, if he had continued to be employed for 12 months following the period for revocation of the release, and (e) reimbursement, up to $15,000, for outplacement services.

Mr. Wasserman’s Options and RSUs (each as defined in the CIC Agreement) will also accelerate in full upon an Involuntary Termination following a Change in Control before the end of the CIC Period. The termination of Mr. Wasserman’s employment without Cause during a Pending Change in Control (as defined in the CIC Agreement) will not accelerate the vesting of Options or RSUs held by Mr. Wasserman, unless the Change in Control is effected within 3 months following the Date of Termination (as defined in the CIC Agreement), in which case Mr. Wasserman’s Options will vest in full.
The foregoing is a summary of the material terms of the CIC Agreement and is qualified in its entirety by reference to the CIC Agreement. A copy of the complete CIC Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and the terms the CIC Agreement are incorporated herein by this reference.

(d) Effective October 1, 2014, the Board of Directors of the Company appointed Mr. Wasserman as a Director, in accordance with the Offer Letter, to fill the vacancy created by Mr. Rogerson’s resignation. Information regarding Mr. Wasserman’s business experience is incorporated herein by reference to paragraph (c) of this Item 5.02. Mr. Wasserman brings years of executive and management experience in the semiconductor and electronics industries, and has significant knowledge of the Company’s history and operations.

Director Indemnification Agreement with Mr. Wasserman

Effective October 1, 2014, the Company entered into a Director Indemnification Agreement in the Company’s standard form (the “Indemnification Agreement”) with Mr. Wasserman.

The Indemnification Agreement provides that, to the fullest extent permitted by law and subject to exceptions specified in the Indemnification Agreement, the Company shall hold harmless and indemnify Mr. Wasserman and advance expenses incurred by Mr. Wasserman, including reasonable attorneys’ fees and court costs, in connection with any proceeding covered by the Indemnification Agreement. The Company’s obligations under the Indemnification Agreement shall continue following the time that Mr. Wasserman ceases to be a director of the Company, so long as Mr. Wasserman is subject to any proceeding covered by the Indemnification Agreement.

The rights of indemnification provided by the Indemnification Agreement are not exclusive and specifically supplement the rights to indemnification provided to the directors in the Company’s Certificate of Incorporation and By-laws and applicable law. To the extent that the Company maintains one or more insurance policies providing liability insurance for its directors, officers, employees, agents or fiduciaries, Mr. Wasserman shall be covered by such policy or policies in accordance with the terms thereof. In the event of any payment by the Company under the Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Mr. Wasserman.

The form of Indemnification Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 14, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Yuval Wasserman dated September 28, 2014
10.2	Executive Change in Control Agreement dated September 30, 2014
99.1	Press Release dated September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas. O. McGimpsey
Date: October 1, 2014	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter to Yuval Wasserman dated September 28, 2014
10.2	Executive Change in Control Agreement dated September 30, 2014
99.1	Press Release dated September 30, 2014